                                                                    EXHIBIT 4.14



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                            NOTE PURCHASE AGREEMENT

                         Dated as of December 23, 1997

                                    between

                            UNITED AIR LINES, INC.,

                     STATE STREET BANK AND TRUST COMPANY OF
                       CONNECTICUT, NATIONAL ASSOCIATION,
                          as Owner Trustee under each
                            of the Trust Agreements,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Pass Through Trustee under each of the
             United Airlines 1997-1 Pass Through Trust Agreements,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                            as Subordination Agent,

                                      and

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                              as Indenture Trustee



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
                               TABLE OF CONTENTS


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
SECTION 1.       Purchase of Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 1.A.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2.       Redemption, Purchase or Refinancing of Equipment Notes  . . . . . . . . . . . . . . . . . . . 4

SECTION 3.       Adjustment of Interest Rates Applicable to Equipment Notes. . . . . . . . . . . . . . . . . . 5

SECTION 4.       Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 5.       Representations, Warranties and Covenants of United . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.       Representations, Warranties and Covenants of SSBT and
                 the Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 7.       Representations, Warranties and Covenants of Other Parties  . . . . . . . . . . . . . . . .  19

SECTION 8.       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 9.       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 10. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


                                   SCHEDULES

Schedule I       Names, Addresses and Wire Instructions

Schedule II      Pass Through Trust Supplements

Schedule III     Equipment Notes, Purchasers and Purchase Prices





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
                            NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT, dated as of December 23, 1997 (this "Agreement"), between UNITED AIR LINES, INC., a Delaware corporation ("United"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee (the "Owner Trustee"; the Owner Trustee and United being herein referred to as the "Sellers") of the Owner Trusts (as defined below), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") under each of the four separate Pass Through Trust Agreements (as defined below), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as subordination agent (in such capacity, the "Subordination Agent"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as indenture trustee (in such capacity, the "Indenture Trustee") under the Indentures (as defined below).

         WHEREAS, United is the owner of two Boeing 747-422 aircraft, four Airbus A320-232 aircraft and four Boeing 777- 222 aircraft (collectively, the "Owned Aircraft") for which it desires to obtain financing;

         WHEREAS, the Owner Trustee, as trustee of separate owner trusts (the "Owner Trusts") in connection with four separate leverage lease transactions, wishes to refinance the current indebtedness of the Owner Trusts originally incurred to finance the purchase of four Boeing 737-322 aircraft that have been leased to United (collectively, the "Leased Aircraft"; and together with the Owned Aircraft, the "Aircraft");

         WHEREAS, pursuant to each Trust Indenture and Mortgage, dated as of the date hereof (each, a "1997 Indenture"), between United and the indenture trustee thereunder (each, a "1997 Indenture Trustee"), United proposes to issue up to four series of equipment notes (the "1997 Equipment Notes"), of which United proposes to issue three series on the Closing Date and may, in the future, issue such fourth series, all of which, regardless of when issued, are to be secured by the mortgage and security interest in the related Owned Aircraft subject to such 1997 Indenture granted pursuant to such 1997 Indenture by United in favor of the related 1997 Indenture Trustee;

         WHEREAS, pursuant to each Amended and Restated Trust Indenture and Security Agreement, dated as of the date hereof (each, a "1994 Indenture"), between the Owner Trustee and the indenture trustee thereunder (each, a "1994 Indenture Trustee"; and, together with the 1997 Indenture Trustees, the "Indenture Trustees"), the Owner Trustee proposes to issue four series of equipment notes (the "1994 Equipment Notes"; and together with the 1997 Equipment Notes, the "Equipment Notes"), which are to be secured by the security interest in the related Leased Aircraft and an assignment to the related 1994 Indenture Trustee of certain of the related Owner Trustee's rights under the Lease with respect to such Leased Aircraft;

         WHEREAS, Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes with respect to each Aircraft and Series D Equipment Notes with respect to each Leased Aircraft (each, a "Series") will be issued on the Closing Date (as defined in Section 1 below) to the Subordination Agent acting on behalf of the Pass Through Trustee for the applicable Pass Through Trust as evidence of United's, in the case of the Owned Aircraft, and the Owner Trustee's, in the case of the Leased Aircraft, indebtedness to the Pass Through Trustee;

         WHEREAS, pursuant to each of the Pass Through Trust Supplements set forth in Schedule II hereto (the "Trust Supplements"; and together with the Basic Pass Through Trust Agreement, the "Pass Through Trust Agreements"), on the Closing Date (as defined in Section 1 below), a separate grantor trust (each, a "Pass Through Trust") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of enhanced pass through certificates pursuant thereto (collectively, the "Pass Through Certificates") to provide the financing of the Aircraft;

         WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Subordination Agent, acting on behalf of the Pass Through Trustee, to purchase from United and the Owner Trustee on behalf of each Pass Through Trust, Equipment Notes bearing the same interest rate as the Pass Through Certificates issued by the related Pass Through Trust; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany (the "Primary Liquidity Provider") entered into two revolving credit agreements (each, a "Primary Liquidity Facility") for the benefit of the United Airlines 1997- 1A Pass Through Trust and the United Airlines 1997-1B Pass Through Trust, with the Subordination Agent, as agent and trustee for the Pass Through Trustee on behalf of each such Pass Through Trust; (ii) Credit Suisse Financial Products, an unlimited company incorporated in England and an authorized institution under the Banking Act of 1987 of the United Kingdom (the "Above-Cap Liquidity Provider"; and together with the Primary Liquidity Provider, the "Liquidity Providers"), entered into irrevocable interest rate cap agreements (each an "Above-Cap Liquidity Facility"; and together with the Primary Liquidity Facility, the "Liquidity Facilities") for the benefit of the United Airlines 1997-1A Pass Through Trust and the United Airlines 1997-1B Pass Through Trust; and (iii) the Pass Through Trustee, each Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Purchase of Equipment Notes. (a) Subject to the satisfaction or waiver of the conditions set forth herein, on December 23, 1997, or on such other date agreed to by the parties hereto (the "Closing Date"):





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                 (i)      the Pass Through Trustee for each Pass Through Trust
         shall pay to each Seller the purchase price, set forth on Schedule III below the name of such Seller, for each Equipment Note being issued and sold by such Seller to such Pass Through Trust; and

                 (ii) each of United and the Owner Trustee shall issue, pursuant to Article II of each 1997 Indenture and Article II of each 1994 Indenture, respectively, to the Subordination Agent, on behalf of the Pass Through Trustee for each of the Pass Through Trusts, an Equipment Note having a maturity date and principal amount and bearing the interest rate set forth on Schedule III opposite the name of such Pass Through Trust.

                 (b) All payments pursuant to Section 1(a)(i) shall be made in immediately available funds to such accounts and at such banks as United and the Owner Trustee shall designate on Schedule I or as either may otherwise designate in writing not less than one Business Day prior to the Closing Date.

                 SECTION 1.A. Certain Definitions. (a) As used in this Agreement and unless otherwise expressly provided, the following capitalized terms shall have the following respective meanings:

                 "FAA" means the Federal Aviation Administration.

                 "Federal Aviation Act" means Title 49 of the United States Code (Transportation), as amended.

                 "Fundamental Documents" shall mean, collectively (i) any document that is an "Operative Document", a "Pass Through Document" or a "Fundamental Document" under any Lease relating to a Leased Aircraft, (ii) any document that is an "Operative Document," a "Pass Through Document" or a "Fundamental Document" under any 1997 Indenture and (iii) any amendment to any of the foregoing executed in connection with the transactions contemplated hereby.

                 "Operative Documents" shall mean collectively any document that is an Operative Document under a Lease relating to a Leased Aircraft or a 1997 Indenture.

         (b) With respect to any Lease relating to a Leased Aircraft, when used in this Agreement, the terms "Participation Agreement," "First Amendment to Participation Agreement," "Second Amendment to Participation Agreement," "Trust Indenture," "Trust Agreement," "First Amendment to Trust Agreement," "Owner Participant Guaranty Agreement," "Certificates," "Lease Supplement," "FAA Bill of Sale" and "Original Loan Participants" shall have the respective meanings specified in such Lease.

         (c) Unless otherwise specifically defined herein, capitalized terms used in this Agreement shall have the respective meanings specified in the Intercreditor Agreement.





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
                 SECTION 2. Redemption, Purchase or Refinancing of Equipment Notes. (a) United or its designee may, at its option, redeem, purchase or refinance, in the case of the Owned Aircraft, or purchase in the case of the Leased Aircraft (i) the Equipment Notes of a Series with respect to one or more Aircraft or (ii) all Equipment Notes related to one or more Aircraft, upon notice as specified in Section 2(d) by paying an amount equal to the aggregate unpaid principal amount of such Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the applicable redemption or purchase date, as the case may be, plus Break Amount (as defined in the related Indenture), if any, plus Make-Whole Amount (as defined in the related Indenture), if any; provided, however, that the Series C Equipment Notes may not be redeemed or purchased pursuant to this Section 2 prior to December 2, 2002.

         (b) Reissuance or Resale of Equipment Notes. Following the redemption by United or the purchase by United or its designee pursuant to
Section 2(a) of (i) the Equipment Notes of a Series with respect to one or more Aircraft or (ii) all of the Equipment Notes related to one or more Aircraft, United may, upon completion of the actions specified below, (x) reissue Equipment Notes (the "Reissued Equipment Notes") in place of the Equipment Notes issued with respect to the Owned Aircraft so redeemed by United and sell such Equipment Notes to one or more New Pass Through Trusts (as defined below), as applicable, and/or (y) resell or cause to be resold to one or more New Pass Through Trusts, as applicable, the Equipment Notes issued with respect to the Leased Aircraft so purchased by United or its designee (the "Resold Equipment Notes"; and together with the Reissued Equipment Notes, the "Affected Equipment Notes"). The Pass Through Trustee agrees, upon the request of United, to take such actions as may be reasonably requested by United to accomplish the issuance and sale of Pass Through Certificates to finance the acquisition by the New Pass Through Trusts of the Affected Equipment Notes, including, without limitation:

                 (i) entering into a separate Trust Supplement to the Basic Pass Through Trust Agreement for each series of Affected Equipment Notes pursuant to which a separate grantor trust (each a "New Pass Through Trust") relating to each series of Affected Equipment Notes shall be created and Pass Through Certificates of the related class shall be issued; and

                 (ii) entering into a note purchase agreement with United, the Owner Trustee, each applicable Indenture Trustee and the Subordination Agent upon terms substantially similar in all material respects to the terms set forth herein, pursuant to which the Pass Through Trustee shall purchase on behalf of each New Pass Through Trust the Affected Equipment Notes bearing the same interest rate as the Pass Through Certificates to be issued by the related New Pass Through Trust; provided, however, that in the event Reissued Equipment Notes are being sold to the Pass Through Trustee as a result of a redemption by United of fewer than all outstanding Equipment Notes of any Series, the interest rate and spread of each series of such Reissued Equipment Notes must be equal to the interest rate and spread on all other outstanding Equipment Notes of such Series.

         (c) On December 2, 2002 (the "Final Expected Distribution Date"), United or its designee shall have the option to purchase or refinance pursuant to Section 17 of the applicable Participation Agreement all of the Equipment Notes issued with respect to the Leased Aircraft then





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
outstanding at a price equal to the outstanding principal amount of such Equipment Notes, together with accrued and unpaid interest thereon.

         (d) Irrevocable notice of redemption, purchase or refinancing pursuant to Section 2(a) shall be given by first-class mail, postage prepaid, mailed not less than 26 nor more than 60 days prior to the date of redemption, purchase or refinancing, to the Subordination Agent.

         All notices of redemption, purchase or refinancing shall state:

                 (i)      the redemption or purchase date, as the case may be;

                 (ii) the applicable basis for determining the redemption or purchase price, as the case may be;

                 (iii) that on the redemption date or purchase date, as the case may be, the redemption price or purchase price with respect to such Equipment Notes, as applicable, shall be due and payable;

                 (iv) the amount of Break Amount (as defined in the related Indenture), if any, payable with respect to such redemption or purchase;


                 (v) the amount of Make-Whole Amount (as defined in the related Indenture), if any, payable with respect to such redemption or purchase; and

                 (vi) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price or purchase price, as applicable.

         (e) Upon notice as specified in Section 2(d) and delivery of the redemption price or purchase price specified in Section 2(a) or 2(c), as applicable, the Pass Through Trustee agrees to cause the Subordination Agent to, and the Subordination Agent shall, on behalf of the Pass Through Trustee, transfer the Equipment Notes specified in such notice to United or its designee and, if all the Equipment Notes relating to an Aircraft have been redeemed or purchased by United or its designee, the applicable Indenture Trustee shall, and the Pass Through Trustee hereby authorizes the Indenture Trustee to, release the Lien of the Indenture in accordance with the provisions of such Indenture.

                 SECTION 3. Adjustment of Interest Rates Applicable to Equipment Notes. (a) Subject to Sections 3(b) and (c), interest on each Series of Equipment Notes shall be payable at the rates specified for such series in the applicable Indenture.

         (b) If no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 180th day after the Closing Date, the interest rate applicable to each Series of Equipment Notes shall be increased by 0.50% per annum from and including July 1, 1998 to but





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
excluding the date on which such Registration Event occurs; provided, however, that if the Shelf Registration Statement (as defined in the Registration Rights Agreement) ceases to be effective at any time during the period specified by
Section 3(b) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate applicable to each series of Equipment Notes shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

         (c) The interest rate on each Series of Equipment Notes relating to the Leased Aircraft shall be reset on the Final Expected Distribution Date. No later than 60 days prior to the Final Expected Distribution Date, United shall cause the Pass Through Trustee to hire (and, if United does not so cause the Pass Through Trustee, the Pass Through Trustee shall, no later than 30 days prior to the Final Expected Distribution Date, hire) an independent investment banker (the "Reset Agent") of recognized national standing (which may be an Initial Purchaser) to (i) determine the interest rate on each Series of the Equipment Notes relating to the Leased Aircraft to an interest rate that, in the good faith determination of the Reset Agent, after consideration of the then current rates for pass through certificates of United and other comparable equipment lessees having similar tenor, rating and other pricing terms, shall enable each such Series of Equipment Notes to be sold at 100% of the principal amount thereof on the Final Expected Distribution Date, and (ii) for such reasonable fee payable by the applicable Pass Through Trust as shall be mutually agreed by the Pass Through Trustee and the Reset Agent, use its best efforts to sell any such Equipment Notes with such new interest rates on the Final Expected Distribution Date or as soon as practicable thereafter.

                 SECTION 4. Conditions Precedent. (a) Conditions Precedent to the Obligations of the Pass Through Trustee. The obligation of the Pass Through Trustee to make the payments described in Section 1(a)(i) and to enter into the Fundamental Documents to which it is a party are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent:

                 (i) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of each Pass Through Trustee, would make it a violation of law or regulations for the Pass Through Trustee to make the payments described in Section 1(a), to execute, deliver and perform the Fundamental Documents, to acquire the Equipment Notes or to realize the security afforded by the Indentures.

                 (ii) United shall have tendered the 1997 Equipment Notes to the applicable 1997 Indenture Trustee for authentication and the Owner Trustee shall have tendered the 1994 Equipment Notes to the applicable 1994 Indenture Trustee for authentication and in each case the applicable Indenture Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.





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
                 (iii) The Pass Through Trustee shall have received duly authorized and validly executed counterparts or conformed copies of the following documents in form and substance satisfactory to the Pass Through Trustee and all such documents shall be in full force and effect:

                          (A)     this Agreement;

                          (B) the Basic Pass Through Trust Agreement and each Trust Supplement;

                          (C)     the Intercreditor Agreement;

                          (D)     the Primary Liquidity Facilities;

                          (E)     the Above-Cap Liquidity Facilities;

                          (F)     the Registration Rights Agreement;

                          (G) With respect to each Leased Aircraft, a conformed copy of the Lease, the First Amendment to Lease Agreement, the Second Amendment to Lease Agreement and the Third Amendment to Lease Agreement with respect to such Aircraft, and each of the following documents referred to therein:

                                  (1)      a conformed copy of the
                                           Participation Agreement and the
                                           First Amendment to Participation
                                           Agreement;

                                  (2)      the Second Amendment to
                                           Participation Agreement;

                                  (3)      the Trust Indenture;

                                  (4)      a conformed copy of the Trust
                                           Agreement and the First Amendment to
                                           Trust Agreement;

                                  (5)      a letter from the Owner Participant
                                           Guarantor confirming that the Pass
                                           Through Trustee is entitled to the
                                           benefits of the Owner Participant
                                           Guaranty Agreement;

                                  (6)      the Assignment and Assumption
                                           Agreements;

                                  (7)      acknowledgment copies of a properly
                                           completed Uniform Commercial Code
                                           financing statements (and any
                                           amendments thereto) reflecting
                                           United as debtor and the Owner
                                           Trustee as secured party as filed
                                           with the Secretary of State of
                                           Illinois;





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
                                  (8)      acknowledgment copies of properly
                                           completed Uniform Commercial Code
                                           financing statements reflecting the
                                           Owner Trustee as debtor and the
                                           Indenture Trustee as secured party
                                           as filed with the Secretary of State
                                           of Connecticut;

                                  (9)      a receipt and release of
                                           indebtedness as to each Certificate
                                           outstanding on the date hereof; and

                                  (10) cancelled Certificates issued to the Original Loan Participants.

                          (H) With respect to each Owned Aircraft, the Indenture and each of the following documents referred to therein:

                                  (1)      the Participation Agreement; and

                                  (2)      properly completed Uniform
                                           Commercial Code financing statements
                                           (and any amendments thereto)
                                           reflecting United as debtor and the
                                           Owner Trustee as secured party,
                                           which financing statement shall have
                                           been filed with the Secretary of
                                           State of Illinois.

                 (iv) Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Granting Clause of each Indenture shall have been executed and delivered by United and the 1997 Indenture Trustees (in the case of the 1997 Indentures) and the Owner Trustee and the 1994 Indenture Trustees (in the case of the 1994 Indentures), and such financing statements shall have been duly filed or, in the case of the 1997 Indentures, arrangements satisfactory to the Pass Through Trustee shall have been made for filing within 10 days after the Closing Date, with the Secretary of State of the State of Illinois, the State of Connecticut or the State of Massachusetts, as the case may be, and any other places deemed necessary or advisable.

                 (v) The Pass Through Trustee shall have received the following, in each case in form and substance satisfactory to it:

                          (A) a certified copy of the Restated Certificate of Incorporation and By-Laws of United and a copy of resolutions of the board of directors of United or the executive committee thereof, certified by the Secretary or an Assistant Secretary of United, duly authorizing the execution, delivery and performance by United of this Agreement and each other Fundamental Document required to be executed and delivered by United in accordance with the provisions hereof and thereof;

                          (B) a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other





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
                 satisfactory evidence of authorization of each of the Owner Trustee, each Indenture Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of such parties, respectively, which authorize the execution, delivery and performance by the Owner Trustee, each Indenture Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which it is a party, together with such other documents and evidence with respect to the Owner Trustee, each Indenture Trustee and the Subordination Agent as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth;

                          (C) a copy of the certificate of incorporation and by-laws, certified as of the Closing Date by the Secretary or Assistant Secretary of MS Financing Inc. (the "Owner Participant"), with such other documents and evidence with respect to the Owner Participant as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; and

                          (D) a certificate signed by the Secretary or an Assistant Secretary of United, the Owner Trustee, each Indenture Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

                 (vi) On the Closing Date, (A) the representations and warranties of United contained in Section 5, the representations and warranties of SSBT and the Owner Trustee contained in Section 6 and the representations and warranties of each Indenture Trustee and the Subordination Agent contained in Section 7 shall be true and correct in all material respects as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Indenture Default under any Indenture; and the Pass Through Trustee shall have received certificates signed, in the case of United, by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or, in the case of the Owner Trustee, any Indenture Trustee or the Subordination Agent, by a Responsible Officer of such party, dated the Closing Date, addressed to the Pass Through Trustee and certifying as to the matters set forth in clauses (A) and (B) above.





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
                 (vii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from (A) the General Counsel or Assistant General Counsel for United, (B) Vedder, Price, Kaufman & Kammholz, special counsel for United and (C) Mayer, Brown & Platt, special counsel for United, in each case with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (viii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from Bingham Dana & Gould LLP, special counsel for the Owner Trustee.

                 (ix) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from (A) Milbank, Tweed, Hadley & McCloy, special counsel for the Primary Liquidity Provider, and (B) General Counsel of the Primary Liquidity Provider, in each case in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (x) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from Cleary, Gottlieb, Steen & Hamilton, special counsel for the Above-Cap Liquidity Provider, in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (xi) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (xii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from Ray, Quinney & Nebeker, special counsel for the Indenture Trustees and the Pass Through Trustee, in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (xiii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee, United and the Owner Trustee from internal counsel for the Owner Participant, in form and substance reasonably satisfactory to the Pass Through Trustee.

                 (xiv) The Pass Through Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to it, as to the due compliance with the terms of Section 4.03 of each 1997 Indenture with respect to the Owned Aircraft and Section 11 of each of the Leases with respect to the Leased Aircraft.

                 (xv) The Pass Through Trustee shall have received a report from each of the Appraisers as to the base value of the Aircraft, in form and substance satisfactory to the Pass Through Trustee and the Sellers.

                 (xvi) The conditions precedent to the transactions specified in the Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

                 (xvii) With respect to each Owned Aircraft, the FAA Bill of Sale (as defined in the applicable Owned Aircraft Indenture) and the applicable Owned Aircraft Indenture shall have been duly filed with the FAA.

                 (xviii) With respect to each Leased Aircraft, the applicable 1994 Indenture, the applicable Third Amendment to Lease Agreement and the applicable First Amendment to Trust Agreement shall have been duly filed with the FAA.

                 (xix) With respect to each Leased Aircraft, the applicable Indenture Trustee shall have received the "original" copy of the related Lease and Lease Supplement.

                 (xx) The conditions precedent under each Participation Agreement relating to an Owned Aircraft shall have been satisfied (or waived) in accordance with the terms thereof.

Promptly upon the recording of the Owned Aircraft Indentures pursuant to the Federal Aviation Act, United shall cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee an opinion as to the due and valid registration of the Owned Aircraft in the name of United, the due recording by the FAA of the FAA Bill of Sale and the Owned Aircraft Indentures and the lack of any intervening filings with respect to the Owned Aircraft. Promptly upon recording of the 1994 Indentures, the Third Amendments to Leases and the First Amendments to Trust Agreements pursuant to the Federal Aviation Act, United shall cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee an opinion as to the due recording thereof and the lack of filing of any intervening documents with respect to the applicable Aircraft.

         (b) Conditions Precedent to the Obligations of Sellers. The obligations of each Seller to participate in the transactions contemplated hereby and to enter into the Fundamental Documents to which such Seller is a party are all subject to the fulfillment to the satisfaction of or waiver by such Seller, on or prior to the Closing Date, of the following conditions precedent:

                 (i) Those documents described in Section 4(a)(iii) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than such Seller) in the manner specified in Section 4(a)(iii), shall each be satisfactory in form and substance to such Seller, shall be in full force and effect on the Closing Date, and an executed counterpart of each thereof (other than the Equipment Notes) shall have been delivered to such Sellers or counsel for such Seller.

                 (ii) Such Seller shall have received a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the other Seller, each Indenture Trustee, the Pass Through Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of each such party, respectively, that authorize the execution, delivery and performance by such other Seller, each Indenture Trustee, the Pass Through Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which each such party is a party, together with such other documents and evidence with respect to such other Seller, each Indenture Trustee, the Pass Through Trustee and the Subordination Agent as such Seller or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein.

                 (iii) A copy of the certificate of incorporation and by-laws, certified as of the Closing Date by the Secretary or Assistant Secretary of the Owner Participant, together with such other documents and evidence with respect to the Owner Participant as such Seller or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein;

                 (iv) A certificate signed by the Secretary or an Assistant Secretary of the other Seller, each Indenture Trustee, the Pass Through Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

                 (v) The representations and warranties of the other Seller, each Indenture Trustee, the Pass Through Trustee and the Subordination Agent contained in Section 5, Section 6 or Section 7, as applicable, shall be true and correct in all material respects as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and each Seller shall have received a certificate signed, in the case of United, by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or, in the case of the Owner Trustee, any Indenture Trustee, the Pass Through Trustee or the Subordination Agent, by a Responsible Officer of the Owner Trustee, such Indenture Trustee, the Pass Through Trustee and the Subordination Agent, respectively, certifying as to the foregoing matters with respect to itself.

                 (vi) Such Seller shall have received the opinions set forth in Sections 4(a)(vii)-4(a)(xiii) (except receipt by United of the opinions set forth in Section 4(a)(vii) shall not be a condition precedent to its obligations hereunder), in each case addressed to such Seller and dated the Closing Date and otherwise in form and substance satisfactory to such Seller.

                 (vii) Such Seller shall have received a copy of the reports required to be delivered pursuant to Section 4(a)(xv).

                 (viii) The conditions precedent to the transactions specified in the Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

                 (ix) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of such Seller, would make it a violation of law or regulations for such Seller to enter into any transaction contemplated by the Fundamental Documents.

                 SECTION 5. Representations, Warranties and Covenants of United. United represents, warrants and covenants to the Owner Trustee, the Pass Through Trustee and each Indenture Trustee that:

                 (a) United is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is an "air carrier" within the meaning of 49 U.S.C. 40102(a)(15); holds a certificate of public convenience and necessity in accordance with 49 U.S.C. Section 41102, and an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize United to engage in all transport and to carry on scheduled passenger service, in each case as presently conducted; and has, or had on the respective dates of execution thereof, the corporate power and authority to conduct its business as it is presently being conducted, and to enter into and perform its obligations under this Agreement, the Equipment Notes issued under the 1997 Indentures and each other Fundamental Document to which it is a party.

                 (b) The execution, delivery and performance by United of this Agreement, the Equipment Notes issued under the 1997 Indentures and each other Fundamental Document to which it is a party have been duly authorized by all necessary corporate action on the part of United, do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of United, except such as have been duly obtained, and none of the execution, delivery and performance by United of this Agreement, such Equipment Notes or such Fundamental Documents contravenes any law, judgment, governmental rule, regulation or order binding on United or the certificate of incorporation or by-laws of United or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens (as defined in the Indentures)) upon the property of United under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which United is a party or by which it or its properties may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party.

                 (c) Neither the execution and delivery by United of this Agreement, the Equipment Notes issued under the 1997 Indentures or any other Fundamental Document to which it is a party nor the performance by United of its obligations hereunder or thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state, local or foreign government authority or agency, except for (A) the registration of the Exchange Certificates (as defined in the Basic Pass Through Trust Agreement), if any, pursuant to the provisions of the Pass Through Trust Agreements under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Exchange Certificates may be offered for sale if the laws of such state require such action, (B) the qualification of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, which qualification will be duly obtained upon the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) pursuant to an order of the Securities and Exchange Commission, (C) the filings referred to in Section 4(a)(iv), (D) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made, the failure to obtain, take, give or make would not have a material adverse effect on the financial condition, properties or results of operations of United, (E) any normal periodic and other reporting requirements under the applicable rules and regulations of the Federal Aviation Administration ("FAA") to the extent required to be given or obtained after the Closing Date, and (F) the recordings with the FAA described in the opinion referred to in Section 4(a)(xi).

                 (d) This Agreement, the Equipment Notes issued under a 1997 Indentures and each other Fundamental Document to which United is a party have been duly executed and delivered by United and constitute legal, valid and binding obligations of United enforceable against United in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                 (e) There has not occurred any event that constitutes an Indenture Default under any Indenture that is presently continuing and there has not occurred any event that constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss (as defined in the applicable Indenture or Lease, as the case may be) under any Indenture or Lease.

                 (f) Neither United nor anyone acting on behalf of United has offered any interest in any Pass Through Certificate or any Equipment Note in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state.

                 (g) Neither United nor any subsidiary of United is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (h) Except for the proceedings described in the discussion of Legal Proceedings in United's Annual Report on Form 10-K for the year ended December 31, 1996 and subsequently filed Form 10-Qs filed prior to the Closing Date, there are no pending or, to the knowledge of United, threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) would have a material adverse effect on the financial condition of United or the ability of United to perform its obligations hereunder or under any Fundamental Document to which United is a party.

                 (i) None of the proceeds from the sale of the Equipment Notes will be used directly or indirectly by United to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System.

                 (j) United agrees to pay to the Subordination Agent any amounts required to be paid by the Subordination Agent pursuant to Sections 2.03, 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 of any Primary Liquidity Facility.

                 (k) United agrees to give each Indenture Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of its chief executive office from its present location.

                 (l) If United were to become a debtor under the Bankruptcy Code, the Owner Trustee as lessor of the Leased Aircraft under the Leases, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Leases pursuant to the 1994 Indentures, and the Indenture Trustee as mortgagee under the 1997 Indentures, would be entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to the relevant Aircraft.

                 (m) United shall not issue Series D Equipment Notes pursuant to any Owned Aircraft Indenture unless it shall have obtained written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

                 (n) Each Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect.

                 (o) With respect to each Lease relating to a Leased Aircraft, such Lease, the Owner Trustee's FAA Bill of Sale, the First Amendment to Lease, the Second Amendment to Lease and the Trust Agreement have been duly recorded with the FAA.

                 (p) Each Leased Aircraft has been registered with the FAA in the name of the applicable Owner Trustee and United has authority to operate the Aircraft.

                 (q) With respect to each Lease relating to a Leased Aircraft, the applicable Third Amendment to Lease, First Amendment to Trust Agreement and Trust Indenture have been duly filed for recording with the FAA pursuant to the Federal Aviation Act.

                 (r) With respect to the Owned Aircraft, the applicable 1997 Indenture has been duly filed for recording with the FAA pursuant to the Federal Aviation Act.

                 SECTION 6. Representations, Warranties and Covenants of SSBT and the Owner Trustee. (a) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("SSBT") represents and warrants to United, the Indenture Trustees, the Pass Through Trustee and the Subordination Agent that:

                          (i) SSBT is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform this Agreement, the Equipment Notes issued under the 1994 Indentures and each other Operative Document to which it is a party;

                          (ii) each of this Agreement, the Equipment Notes issued under the 1994 Indentures and each other Operative Document to which SSBT or the Owner Trustee is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor the performance by SSBT or the Owner Trustee of any of the terms and conditions of this Agreement, such Equipment Notes or such other Operative Documents to which SSBT or the Owner Trustee is a party will violate any federal or Connecticut law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreements to which it is a party or by which its properties may be bound or affected;

                          (iii) each of the Operative Documents to which SSBT or the Owner Trustee is a party will have been duly executed and delivered by it by one of its officers who is duly authorized to execute and deliver such Operative Documents, and each of this Agreement and the other Operative Documents to which SSBT or the Owner Trustee is a party will, on the Closing Date, constitute a legal, valid and binding obligation of SSBT or the Owner Trustee, as the case may be, enforceable against it in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (iv) the Trust Estate (as defined in the Trust Agreements) is free and clear of Lessor Liens (as defined in each of the 1994 Indentures) attributable to SSBT, and there are no Liens affecting the title of the Owner Trustee to the Leased Aircraft resulting from any act or claim against SSBT or the Owner Trustee arising out of any event or condition not related to the ownership, leasing, use or operation of the Leased Aircraft or to any other transaction contemplated by this Agreement or any of the other Fundamental Documents, including any Lien resulting from the nonpayment by SSBT of any Taxes imposed or measured by its net income;

                          (v) there has not occurred any event that constitutes (or to the best of its knowledge, with the passage of time or the giving of notice or both, would constitute) an Indenture Default under any 1994 Indenture that has been caused by or relates to SSBT or the Owner Trustee and that is presently continuing;

                          (vi) the principal place of business of SSBT and the Owner Trustee is Hartford, Connecticut, and the place where its records concerning the Leased Aircraft and all its interest in, to and under all documents relating to the Trust Estate (as defined in the Trust Agreements), is located at Hartford, Connecticut, and SSBT agrees that it will not change the location of such office to a location outside Hartford, Connecticut, without providing written notice to United, the Indenture Trustees and the Pass Through Trustee within 30 days following such change in location;

                          (vii) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Connecticut state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of SSBT is required for the execution and delivery of, or the carrying out by, SSBT, of any of the transactions contemplated by any of the Operative Documents to which SSBT is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

                          (viii) SSBT has not directly or indirectly offered any Pass Through Certificate, Equipment Note issued under any 1994 Indenture or any interest in or to the Trust Estate (as defined in the applicable Trust Agreement), any Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustees, the Pass Through Trustee and the Owner Participant under the applicable Trust Agreement; and SSBT has not authorized any Person to act on its behalf (other than for purposes of this paragraph, United, as lessee of the Leased Aircraft, and the Initial Purchasers) to offer directly or indirectly any Pass Through Certificate, Equipment Note or any interest in and to the Trust Estate (as defined in the applicable Trust Agreement), any Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

                          (ix) SSBT is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements); and

                          (x) there are no pending or threatened actions or proceedings against SSBT or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of SSBT or the Owner Trustee, as the case may be, to perform its obligations under this Agreement, the Equipment Notes issued under the 1994 Indentures or any other Operative Document executed by SSBT or the Owner Trustee in connection with the transactions contemplated by the Fundamental Documents.

                 (b) SSBT solely in its capacity as Owner Trustee further represents and warrants that:

                          (i) assuming due authorization, execution and delivery of the Trust Agreements and the Leased Aircraft Participation Agreements by the Owner Participant, the Trust Agreements grant the Owner Trustee the power and authority to enter into this Agreement, the Equipment Notes issued under the 1994 Indentures and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder;

                          (ii) assuming due authorization, execution and delivery of the Owner Trust Agreement and the Leased Aircraft Participation Agreements by the Owner Participant, this Agreement, the Equipment Notes issued under the 1994 Indentures and each other Operative Document to which the Owner Trustee is party has been, or on the Closing Date will have been, duly executed and delivered by it, and each of this Agreement, such Equipment Notes and such other Operative Documents to which the Owner Trustee is a party on the Closing Date, will constitute legal, valid and binding obligations of the Owner Trustee, enforceable against it in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (iii) the Owner Trustee has not directly or indirectly offered any Pass Through Certificate, Equipment
                 Note issued under any 1994 Indenture or any interest in or to the Trust Estate (as defined in the applicable Trust Agreement), any Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustees, the Pass Through Trustee and the Owner Participant under the applicable Trust Agreement; and it has not authorized any Person to act on its behalf (other than for purposes of this paragraph, United, as lessee of the Leased Aircraft, and the Initial Purchasers) to offer directly or indirectly any Pass Through Certificate, Equipment Note or any interest in and to the Trust Estate (as defined in the applicable Trust Agreement), any Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person;

                          (iv) there are no pending or threatened actions or proceedings against the Owner Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on its ability to perform its obligations under this Agreement, the Equipment Notes issued under the 1994 Indentures or any other Operative Document to which the Owner Trustee is a party or any other documents executed by it in connection with the transactions contemplated by the Fundamental Documents.

                 SECTION 7. Representations, Warranties and Covenants of Other Parties. Each of the parties below represents, warrants and covenants to each of the other parties to this Agreement as follows:

                 (a) Each Indenture Trustee represents, warrants and covenants that:

                          (i) such Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements) and will resign as Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has, or had on the respective dates of execution thereof, the full corporate power, authority and legal right under the laws of the State of Utah and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party, to authenticate the Equipment Notes and to carry out its obligations under this Agreement and each other Fundamental Document to which it is a party;

                          (ii) the execution and delivery by such Indenture Trustee of this Agreement and each other Fundamental Document to which it is a party, the authentication of the Equipment Notes and the performance by such Indenture Trustee of its obligations under this Agreement and each other Fundamental Document to which it is a party have been duly authorized by such Indenture Trustee and will not violate its charter or by-laws, the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound or any federal or Utah law or regulation relating to the banking, trust or fiduciary powers of such Indenture Trustee;

                          (iii) this Agreement and each other Fundamental Document to which such Indenture Trustee is a party have been duly authorized, executed and delivered by such Indenture Trustee; this Agreement constitutes, and each Fundamental

                 Document to which such Indenture Trustee is a party, when it has been executed and delivered by such Indenture Trustee, will constitute, the legal, valid and binding obligations of such Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (iv) such Indenture Trustee (in the case of the 1994 Indenture Trustees) has possession of the chattel paper original of each Lease;

                          (v) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Utah state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of such Indenture Trustee is required for the execution and delivery of, or the carrying out by, such Indenture Trustee, of any of the transactions contemplated by any of the Fundamental Documents to which such Indenture Trustee is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken; and

                          (vi) there are no pending or threatened actions or proceedings against such Indenture Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of such Indenture Trustee to perform its obligations under this Agreement or any other Fundamental Document executed by such Indenture Trustee in connection with the transactions contemplated by the Fundamental Documents.

                 (b) The Pass Through Trustee represents, warrants and covenants that:

                          (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Utah and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

                          (ii) this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (iii)   none of the execution, delivery and
                 performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance and sale of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, and the Purchase Agreements, contravenes any law, rule or regulation of the State of Utah or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's charter or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

                          (iv) neither the execution and delivery by the Pass Through Trustee of this Agreement or any of the other Fundamental Documents to which the Pass Through Trustee is a party, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Utah governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

                          (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements);

                          (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would have a material adverse effect on the ability of the Pass Through Trustee to perform its obligations under this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party;

                          (vii)   except for the issue and sale of the
                 Equipment Notes contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Notes for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

                          (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with any Initial Purchaser or United.

                 (c) The Subordination Agent represents, warrants and covenants that:

                          (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Utah and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

                          (ii) this Agreement and each other Fundamental Document to which it is a party have been duly authorized, executed and delivered by the Subordination Agent; this Agreement and each other Fundamental Document to which it is a party constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                          (iii)   none of the execution, delivery and
                 performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party contravene any law, rule or regulation of the State of Utah or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and does not contravene or result in any breach of, or constitute a default under, the Subordination Agent's charter or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                          (iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Utah governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                          (v)     there are no Taxes payable by the
                 Subordination Agent imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

                          (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Fundamental Document to which the Subordination Agent is a party;

                          (vii) the Subordination Agent has not directly or indirectly offered any Equipment Notes for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

                          (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with any Initial Purchaser or United.

                 SECTION 8. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective five days after being deposited in the United States mail, with proper postage for first- class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by facsimile or other written telecommunication, addressed, if to United, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or any Indenture Trustee, at their respective addresses or facsimile numbers set forth on Schedule 1.

                 SECTION 9. Expenses. All of the reasonable out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent, the Primary Liquidity Provider and the Indenture Trustees in connection with the transactions contemplated by this Agreement shall be paid on or prior to the Closing Date by United on a net after-tax basis.

                 SECTION 10. Miscellaneous. (a) At any time that United shall have the right, pursuant to Section 2.2(b) of the Intercreditor Agreement to direct the investment and reinvestment by the Subordination Agent of funds on deposit in the Trust Accounts in Eligible Investments, United shall reimburse the Subordination Agent for any losses charged against the principal amounts of such Investments.

                 (b) Each of the parties hereto agrees that the opinions delivered on behalf of such party to the Pass Through Trustee pursuant to Sections 4(a)(vii) - 4(a)(xiii) or to the Sellers pursuant to Section 5(b)(vi) shall be addressed to, among others, the Initial Purchasers and the Owner Participant.

                 (c) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of United, the Owner Trustee, each Indenture Trustee, the Subordination Agent and the Pass Through Trustee, and United's, the Owner Trustee's, each Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations hereunder, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

                 (d) This Agreement may be executed in any number of counterparts and each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment or waiver is sought; and no such termination, amendment or waiver shall be effective unless a signed copy thereof shall have been delivered to each Indenture Trustee. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, United and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee properly appointed) under any of the Trust

Supplements, any Indenture Trustee and its successors as Indenture Trustee (and any additional Indenture Trustee properly appointed) under any Indenture and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                 (e) This Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement; provided, however, that each of the parties hereto agrees and acknowledges that each of the Primary Liquidity Provider, the Above- Cap Liquidity Provider and the Owner Participant shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Owner Participant may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Owner Participant directly. The terms of this Agreement shall inure to the benefit of the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Owner Participant, its successors and permitted assigns.

                 (f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS.

                 (g) Each of the parties hereto hereby irrevocably and unconditionally:

                          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Fundamental Document, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the Circuit Court of Illinois, Cook County, or the United States District Court for the Northern District of Illinois;

                       (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail, postage prepaid, to each party hereto at its address set forth in Schedule I, or at such other address of which the other Person shall have been notified pursuant thereto; and

                       (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 (h) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        UNITED AIR LINES, INC.



                                        By: /s/ THOMAS A. MUTRYN
                                           -------------------------------------
                                           Name:  Thomas A. Mutryn
                                           Title: Vice President & Treasurer






                                    S-1                  NOTE PURCHASE AGREEMENT

                                        FIRST SECURITY BANK, NATIONAL
                                              ASSOCIATION, not in its
                                              individual capacity, except as
                                              otherwise provided herein, but
                                              solely as Indenture Trustee, Pass
                                              Through Trustee and
                                              Subordination Agent


                                        By: /s/ C. SCOTT NIELSEN
                                           -------------------------------------
                                           Name:  C. Scott Nielsen
                                           Title: Vice President





                                      S-2                NOTE PURCHASE AGREEMENT

                                        STATE STREET BANK AND TRUST COMPANY OF
                                          CONNECTICUT, NATIONAL ASSOCIATION,
                                          not in its individual capacity, except
                                          as otherwise provided herein, but
                                          solely as Owner Trustee


                                        By: /s/ DONALD E. SMITH
                                           -------------------------------------
                                           Name:  Donald E. Smith
                                           Title: Vice President





                                       S-3               NOTE PURCHASE AGREEMENT

                                 SCHEDULE I to
                            Note Purchase Agreement

                     NAMES; ADDRESSES AND WIRE INSTRUCTIONS

UNITED:

Address for Notices:

   If by U.S. Mail
   United Air Lines, Inc.
   P.O. Box 66100
   Chicago, IL 60666
   Attn:  Vice President and Treasurer
   Telecopy:   (847) 700-7117

   If by Overnight Delivery Service

   United Air Lines, Inc.
   1200 East Algonquin Road
   Elk Grove Township, IL 60007
   Attn: Vice President and Treasurer
   Telecopy: (847) 700-7117

PASS THROUGH TRUSTEE, SUBORDINATION AGENT AND INDENTURE TRUSTEE:

Address for Notices:

   First Security Bank, National Association
   79 South Main Street
   Salt Lake City, UT 84111
   Attn: Corporate Trust Department
   Telecopy: (801) 246-5053





                                                         NOTE PURCHASE AGREEMENT

OWNER TRUSTEE:

Address for Notices:

   State Street Bank and Trust Company
     of Connecticut, National Association
   c/o State Street Bank and Trust Company
   225 Franklin Street
   Boston, Massachusetts 02110
   Attn: Corporate Trust Department
   Telecopy: (617) 664-5371

Overnight Delivery Service:

   State Street Bank and Trust Company of Connecticut,
     National Association
   c/o State Street Bank and Trust Company
   Two International Place
   Boston, Massachusetts 02110
   Attn: Corporate Trust Department





                                                         NOTE PURCHASE AGREEMENT

                                 SCHEDULE II to
                            Note Purchase Agreement

                         PASS THROUGH TRUST SUPPLEMENTS


1. Trust Supplement No. 1997-1-A-1, dated as of December 23, 1997, between United and First Security Bank, National Association, as Trustee.

2. Trust Supplement No. 1997-1-B-1, dated as of December 23, 1997, between United and First Security Bank, National Association, as Trustee.

3. Trust Supplement No. 1997-1-C-1, dated as of December 23, 1997, between United and First Security Bank, National Association, as Trustee.

4. Trust Supplement No. 1997-1-D-1, dated as of December 23, 1997, between United and First Security Bank, National Association, as Trustee.





                                                         NOTE PURCHASE AGREEMENT

                                SCHEDULE III to
                            Note Purchase Agreement


                     1997 EQUIPMENT NOTES ISSUED BY UNITED,
                         PURCHASERS AND PURCHASE PRICE



Purchaser                     Interest Rate                                          Principal Amount
---------                     -------------                                          ----------------
United Airlines
Pass Through Trust

1997-1A                       Three-Month LIBOR + 0.22% Equipment                    $ 403,102,000

1997-1B                       Three-Month LIBOR + 0.325% Equipment                   $  96,393,000

1997-1C                       Three-Month LIBOR + 0.22% Equipment                    $  97,926,000


               1994 EQUIPMENT NOTES ISSUED BY THE OWNER TRUSTEE,
                          PURCHASERS AND PURCHASE PRICE


Purchaser                     Interest Rate                                          Principal Amount
---------                     -------------                                          ----------------
United Airlines
Pass Through Trust

1997-1A                       Three-Month LIBOR + 0.22% Equipment                    $42,724,000

1997-1B                       Three-Month LIBOR + 0.325% Equipment                   $10,214,000

1997-1C                       Three-Month LIBOR + 0.22% Equipment                    $12,074,000

1997-1D                       Three-Month LIBOR + 0.23% Equipment                    $11,423,182





                                                         NOTE PURCHASE AGREEMENT